Exhibit 99.01

Planet Payment Announces First Quarter 2016 Results

First Quarter Revenue Increased 13% to $13.7 million

LONG BEACH, N.Y., May 4, 2016 — Planet Payment, Inc. (NASDAQ:PLPM), a provider of international payment and transaction processing and multi-currency processing services,  today announced its results for the first quarter ended March 31, 2016.

Financial Highlights for the First Quarter Ended March 31, 2016

•	Total revenue for the quarter grew 13% to $13.7 million, compared to $12.1 million for 2015.
•	Net income for the quarter was $1.8 million compared to $1.7 million for 2015.
•	Adjusted EBITDA for the quarter grew 15% to $3.2 million, compared to $2.8 million for 2015.

Refer to Table 1 for reconciliation of net income to Adjusted EBITDA (a non-GAAP measure).

Operational Highlights

•	Launched DCC at ATMs pilot with CIMB Bank in Malyasia.
•	Continued roll-out of Pay in Your Currency in Mexico with Grupo Financiero Banorte on stand-alone terminals and BBVA Bancomer through Planet Payment’s integrated hospitality solution.
•	Signed agreement to launch Pay in Your Currency with HDFC Bank in India.
•	Executed agreement with Moneris to deliver Pay in Your Currency and Multi-Currency Pricing in Canada.
•	Executed new agreement with Visa to deliver end-to-end processing solutions to acquirers in emerging and frontier markets.

Outlook for Fiscal Year 2016

Planet Payment reaffirms its revenue, net income and adjusted EBITDA guidance for the full year 2016 and amends its fully diluted earnings per share guidance for the results of the modified Dutch auction and a partial conversion of Series A preferred shares as follows:

•	Net revenue for the year is estimated to be in the range of $57.0 million and $59.2 million.
•

Net income for the year is estimated to be in the range of  $8.6 million and $9.6 million.  The guidance for net income assumes an effective tax rate of approximately 8% and does not assume a further reduction in our tax valuation allowance.

•	Adjusted EBITDA for the year is estimated to be in the range of $14.1 million and $15.1 million (see Table 3 for reconciliation of prospective net income to Adjusted EBITDA).
•

Fully diluted earnings per share is estimated to be in the range of $0.15 and $0.17 based on 51.9 million fully diluted common shares outstanding, a change from $0.14 to $0.16 based upon 52.5 million fully diluted common shares outstanding.  The guidance for fully diluted common shares outstanding take into account the results of the Dutch auction tender offer and a partial conversion of Series A preferred shares (see Table 4 for reconciliation of prospective diluted earnings per share).

Stock Repurchase Program

From January 1, 2016 to March 9, 2016, prior to the Tender offer discussed below, the Company repurchased approximately 1.3 million shares of common stock for an aggregate price of $3.6 million. As of March 10, 2016, the stock repurchase program was suspended, in connection with the Tender offer.

Tender Offer

On March 10, 2016, the Board of Directors authorized the Company to commence a modified "Dutch auction" tender offer to repurchase up to $15.0 million of its outstanding shares of common stock at a tender price of not less than $3.20 per share or greater than $3.60 per share. The tender offer commenced on March 14, 2016 and expired on April 11, 2016. On April 12, 2016, the Company paid $13.9 million, including transaction costs, to repurchase approximately 3.9 million shares at a tender price of $3.60 per share.

“We remain committed to the execution of our strategic plan which has placed Planet Payment on a path for strong and predictable revenue growth and increasing profitability,” said Carl Williams, Chairman and Chief Executive Officer of Planet Payment. “Based on the results of Q1, our pipeline of new and existing customer roll-outs, and strong cross-border activity, we remain confident in achieving our goals.”

Conference Call

The Company will host a conference call to discuss first quarter 2016 financial results today at 5:00 pm New York time.  Carl Williams, Chairman and Chief Executive Officer, Robert Cox, President and Chief Operating Officer, and Raymond D’Aponte, Chief Financial Officer, will host the call.  The call will be webcast live from the Company’s investor relations website at http://ir.planetpayment.com/.  The conference call can also be accessed live over the phone by dialing (877) 407-3982, or for international callers (201) 493-6780.  A replay will be available approximately two hours after the call concludes and can be accessed on our website or by dialing (877) 870-5176, or for international callers (858) 384-5517, and entering the conference ID 13634166.  The replay will be available until our next earnings call on our website or via telephone until Wednesday May 11, 2016.

Additional analysis of the Company’s performance can be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Quarterly Report on Form 10-Q for the three months ended March 31, 2016 to be filed at www.sec.gov and posted on the Company’s investor relations website.

About Planet Payment

Planet Payment is a provider of international payment and transaction processing and multi-currency processing services. We provide our services in 21 countries and territories across the Asia Pacific region, the Americas, the Middle East, Africa and Europe, primarily through our more than 70 acquiring bank and processor customers. Our point-of-sale and e-commerce services help merchants sell more goods and services to consumers, and together with our ATM services, are integrated within the payment card transaction flow, enabling our acquiring customers, their merchants and consumers to shop, pay, transact and reconcile payment transactions in multiple currencies, geographies and channels.

Planet Payment is headquartered in New York and has offices in Atlanta, Beijing, Bermuda, Delaware, Dubai, London, Hong Kong, Mexico City, Shanghai and Singapore. Visit www.planetpayment.com for more information about the Company and its services. For up-to-date information, follow Planet Payment on Twitter at @PlanetPayment or join Planet Payment’s Facebook page.

Notice Regarding Forward-Looking Statements.

Information contained in this announcement may include “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the financial position, business strategy, plans and objectives of management for future operations of both Planet Payment and its business partners, net revenue, net income, Adjusted EBITDA, diluted earnings per share, future service launches with customers and new initiatives and customer pipeline are forward-looking statements.  Such forward-looking statements are based on a number of assumptions regarding Planet Payment’s present and future business strategies, and the environment in which Planet Payment expects to operate in the future, which assumptions may or may not be fulfilled in practice. Implementation of some or all of the new services referred to is subject to regulatory or other third party approvals.  Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the risk that implementation, adoption and offering of the service by processors, acquirers, merchants and others may take longer than anticipated, or may not occur at all; regulatory changes and changes in card association regulations and practices; changes in domestic and international economic conditions; and changes in volume of international travel and commerce and others. Additional risks may arise with respect to commencing operations in new countries and regions, of which Planet Payment is not fully aware at this time. See the Company’s Quarterly Report Form 10-Q for the three months ended March 31, 2016 to be filed at www.sec.gov for other risk factors which investors should consider.  These forward-looking statements speak only as to the date of this announcement and cannot be relied upon as a guide to future performance. Planet Payment expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this announcement to reflect any changes in its expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Enquiries:

Planet Payment, Inc. Raymond D’Aponte (CFO)	Tel: + 1 516 670 3200 www.planetpayment.com

Non-GAAP Financial Information

The Company provides certain non-GAAP financial measures in this statement.  Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation.  These non-GAAP key business indicators, which include Adjusted EBITDA, should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

We define Adjusted EBITDA as GAAP net income adjusted to exclude: (1) interest expense, (2) interest income, (3) provision for income taxes, (4) depreciation and amortization, (5) stock-based compensation expense and (6) certain other items management believes affect the comparability of operating results. Please see “Adjusted EBITDA” below for more information and for a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP.

Table 1. Reconciliation of Net Income to Adjusted EBITDA

For the three months ended March 31, 2016 and 2015

	Three Months Ended
	March 31,
	2016	2015
ADJUSTED EBITDA:
Net income	$1,760,305	$1,711,626
Interest expense	14,676	14,613
Interest income	(424)	(426)
Provision for income taxes	237,350	110,413
Depreciation and amortization	608,990	725,173
Stock-based compensation expense	603,968	233,462
Adjusted EBITDA (non-GAAP)	$3,224,865	$2,794,861

Table 2.  Explanation of Key Metrics

	Three Months Ended
	March 31,
	2016	2015
KEY METRICS:
Consolidated gross billings(1)	$40,111,199	$33,246,649
Total settled dollar volume processed(2)	$2,063,282,670	$2,009,741,732
Total active merchant locations (at period end)(3)	135,526	101,968
Total settled transactions processed(4)	53,391,673	43,701,681
Multi-currency processing services key metrics:
Active merchant locations (at period end)(3)	62,532	37,872
Settled transactions processed(5)	4,274,099	3,487,873
Gross foreign currency mark-up(6)	$35,060,918	$28,795,644
Settled dollar volume processed(7)	$726,274,722	$660,276,744
Average net mark-up percentage on settled dollar volume processed(8)	1.19%	1.12%
Payment processing services key metrics:
Active merchant locations (at period end)(3)	74,703	64,551
Payment processing services revenue(9)	$5,050,281	$4,451,005
Settled transactions processed(10)	49,261,402	40,322,627
Settled dollar volume processed(11)	$1,364,585,533	$1,359,459,918

(1)	Represents gross foreign currency mark-up (see footnote 6) plus payment processing services revenue (see footnote 9).
(2)

Represents total settled dollar volume processed through both our multi-currency and payment processing services.  For the three months ended March 31, 2015, total settled dollar volume processed was updated from the amount previously reported of $2,074,690,850.

(3)

We consider a merchant location to be active as of a date if the merchant completed at least one revenue-generating transaction at the location during the 90-day period ending on such date.  For the three months ended March 31, 2015, total active merchant locations was updated from the amount originally reported of 104,916.  In addition, for the three months ended March 31, 2015, multi-currency processing active merchant locations was updated from the amount originally reported of 42,527, and payment processing services active merchant locations was updated from the amount originally reported of 62,412.  The total number of active merchant locations exceeds the total number of merchants, as merchants may have multiple locations. As of March 31, 2016 and 2015, there were 1,709 and 455 active merchant locations, respectively, included in both multi-currency and payment processing active merchant locations but are not included in total active merchant locations, in order to eliminate counting these locations twice. For the three months ended March 31, 2015, active merchant locations included in both multi-currency and payment processing was updated from the amount originally reported of 23.

(4)

Represents total settled transactions (excluding other transaction types such as authorizations and rate look‑ups).  For the three months ended March 31, 2015, total settled transactions was updated from the amount previously reported of 45,350,822.

(5)

Represents settled transactions processed using our multi-currency processing services (excluding other transaction types such as authorizations and rate look-ups). For the three months ended March 31, 2015, settled transactions processed was updated from the amount previously reported of 3,487,816.

(6)

Represents the gross foreign currency mark‑up amount on settled dollar volume processed using our multi‑currency processing services. Gross foreign currency mark‑up represents multi‑currency processing services net revenue plus amounts paid to acquiring banks and their merchants associated with such multi‑currency processing transactions. Management believes this metric is relevant because it provides the reader an indication of the gross mark‑up derived from multi‑currency transactions processed through our platform during a given period.

(7)

Represents the total settled dollar volume processed using our multi‑currency processing services.    For the three months ended March 31, 2015, total settled dollar volume processed using our multi-currency processing services was updated from the amount previously reported of $660,276,149.

(8)

Represents the average net foreign currency mark-up percentage earned on settled dollar volume processed using our multi-currency processing services. The average net mark-up percentage on settled dollar volume processed is calculated by taking total multi-currency processing services net revenue ($8.6 million and $7.7 million for the three months ended March 31, 2016 and 2015, respectively) and dividing by settled dollar volume processed (see footnote 7 above).  For purposes of calculating “Average net mark-up percentage on settled dollar volume processed,” multi-currency processing services revenue includes revenue related to multi-currency transactions only.

(9)	Represents revenue earned and reported on payment processing services.

(10)

Represents settled transactions processed using our payment processing services (excluding other transaction types such as authorizations and rate look‑ups).  For the three months ended March 31, 2015, settled transactions processed using our payment processing services was updated from the amount previously reported of 41,863,006.

(11)

Represents the total settled dollar volume processed using our payment processing services.  For the three months ended March 31, 2015, total settled dollar volume processed using our payment processing services was updated from the amount previously reported of $1,414,414,701.

Table 3. Reconciliation of Prospective Net Income to Adjusted EBITDA

For the year ending December 31, 2016

	Range
	Millions
ADJUSTED EBITDA:	Low	High
Net income	$8.6	$9.6
Interest expense, net	0.1	0.1
Provision for income taxes	0.7	0.7
Depreciation and amortization	2.7	2.7
Stock-based compensation expense	2.0	2.0
Adjusted EBITDA (non-GAAP)	$14.1	$15.1

Table 4.  Reconciliation of Prospective Diluted Earnings Per Share (*)

For the year ending December 31, 2016

	Low Range
	Millions
Numerator:	As Previously Reported	As Amended
Net income	$8.6	$8.6
Amounts allocated to participating preferred stockholders under the two-class method	(1.0)	(0.7)
Net income applicable to common stockholders (basic and diluted)	$7.6	$7.9
Denominator:
Weighted-average common stock outstanding (diluted)	52.5	51.9
Diluted net income per share applicable to common stockholders	$0.14	$0.15

	High Range
	Millions
Numerator:	As Previously Reported	As Amended
Net income	$9.6	$9.6
Amounts allocated to participating preferred stockholders under the two-class method	(1.2)	(0.8)
Net income applicable to common stockholders (basic and diluted)	$8.4	$8.8
Denominator:
Weighted-average common stock outstanding (diluted)	52.5	51.9
Diluted net income per share applicable to common stockholders	$0.16	$0.17

(*) Refer to Note 4 included in the Company’s Quarterly Report on Form 10-Q for a full description of our net income per share calculation.

Planet Payment, Inc.

Condensed Consolidated Balance Sheets

	As of	As of
	March 31,	December 31,
	2016	2015
	(unaudited)
Current assets:
Cash and cash equivalents	$13,849,551	$14,675,515
Restricted cash	4,930,965	5,050,147
Accounts receivable, net of allowances of $0.2 million as of March 31, 2016 and $0.1 million as of December 31, 2015	6,636,151	6,406,496
Prepaid expenses and other assets	2,006,621	1,800,566
Total current assets	27,423,288	27,932,724
Other assets:
Restricted cash	551,869	551,917
Property and equipment, net	1,821,977	1,811,619
Software development costs, net	3,972,881	3,964,454
Intangible assets, net	1,262,080	1,378,264
Goodwill	298,655	286,852
Deferred tax asset and other long-term assets	8,456,296	8,581,082
Total other assets	16,363,758	16,574,188
Total assets	$43,787,046	$44,506,912
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$450,016	$306,520
Accrued expenses	6,297,607	6,438,600
Due to merchants	5,117,988	5,240,427
Current portion of capital leases	270,968	290,911
Total current liabilities	12,136,579	12,276,458
Long-term liabilities:
Other long-term liabilities	1,514,429	1,666,938
Total long-term liabilities	1,514,429	1,666,938
Total liabilities	13,651,008	13,943,396
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock—10,000,000 shares authorized as of March 31, 2016 and December 31, 2015, $0.01 par value: Series A—2,243,750 issued and outstanding as of March 31, 2016 and December 31, 2015; $8,975,000 aggregate liquidation preference	22,438	22,438
Common stock—250,000,000 shares authorized as of March 31, 2016 and December 31, 2015, $0.01 par value, and 56,525,013 issued and 51,633,574 shares outstanding as of March 31, 2016, and 56,191,389 issued and 52,585,503 shares outstanding as of December 31, 2015	565,250	561,914
Treasury stock, at cost, 4,891,439 shares and 3,605,886 shares as of March 31, 2016 and December 31, 2015, respectively	(11,504,517)	(7,883,012)
Additional paid-in capital	108,098,582	106,741,026
Accumulated other comprehensive loss	(437,615)	(510,445)
Accumulated deficit	(66,608,100)	(68,368,405)
Total stockholders’ equity	30,136,038	30,563,516
Total liabilities and stockholders’ equity	$43,787,046	$44,506,912

Planet Payment, Inc.

Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended
	March 31,
	2016	2015
Revenue:
Net revenue	$13,684,513	$12,132,770
Operating expenses:
Cost of revenue:
Payment processing service fees	2,691,224	2,588,204
Processing and service costs	3,500,668	3,237,940
Total cost of revenue	6,191,892	5,826,144
Selling, general and administrative expenses	5,480,714	4,470,400
Total operating expenses	11,672,606	10,296,544
Income from operations	2,011,907	1,836,226
Other (expense) income:
Interest expense	(14,676)	(14,613)
Interest income	424	426
Total other expense, net	(14,252)	(14,187)
Income from operations before provision for income taxes	1,997,655	1,822,039
Provision for income taxes	(237,350)	(110,413)
Net income	$1,760,305	$1,711,626
Basic net income per share applicable to common stockholders	$0.03	$0.03
Diluted net income per share applicable to common stockholders	$0.03	$0.03
Weighted average common stock outstanding (basic)	50,771,451	53,800,606
Weighted average common stock outstanding (diluted)	52,062,499	54,448,382

Planet Payment, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended
	March 31,
	2016	2015
Cash flows from operating activities:
Net income	$1,760,305	$1,711,626
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	603,968	233,462
Depreciation and amortization expense	608,990	725,173
Provision (recovery) for doubtful accounts	57,328	(1,007)
Gain on insurance settlement	—	(517,930)
Changes in operating assets and liabilities:
Decrease in settlement assets	117,192	486,539
Increase in accounts receivables, prepaid expenses and other current assets	(493,038)	(436,702)
Decrease (increase) in other long-term assets	124,786	(47,230)
(Decrease) increase in accounts payable and accrued expenses	(215,331)	454,979
Decrease in due to merchants	(120,449)	(487,255)
Other	34,365	(81,947)
Net cash provided by operating activities	2,478,116	2,039,708
Cash flows from investing activities:
Decrease in restricted cash	2,038	119
Decrease in merchant reserves	(1,990)	(96)
Purchase of property and equipment	(60,746)	(123,817)
Capitalized software development	(288,162)	(287,223)
Purchase of intangible assets	—	(5,888)
Net cash used for investing activities	(348,860)	(416,905)
Cash flows from financing activities:
Proceeds from issuance of common stock	772,813	—
Principal payments on capital lease obligations	(106,528)	(146,905)
Purchase of treasury stock	(3,621,505)	—
Net cash used for financing activities	(2,955,220)	(146,905)
Effect of exchange rate changes on cash and cash equivalents(*)	—	—
Net (decrease) increase in cash and cash equivalents	(825,964)	1,475,898
Cash and cash equivalents at beginning of period	14,675,515	9,837,791
Cash and cash equivalents at end of period	$13,849,551	$11,313,689
Supplemental disclosure:
Cash paid for:
Interest	$8,544	$18,837
Income taxes	295,589	199,364
Non-cash investing and financing activities:
Common stock issued for stock options exercised	98	—
Assets acquired under capital leases	98,988	79,291
Accrued capitalized hardware, software and fixed assets	30,667	38,609
Capitalized stock-based compensation	6,366	10,711

(*)For the three months ended March 31, 2016 and 2015, the effect of exchange rate changes on cash and cash equivalents was immaterial.